Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

THIS JOINT FILING AGREEMENT is entered into as of September 20, 2019, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Class A Common Stock, par value $0.01 of Verso Corporation and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: September 20, 2019	BW Coated LLC

By: Blue Wolf Capital Fund IV, L.P., its sole member
By: Blue Wolf Capital Advisors IV, L.P., its general partner
By: Blue Wolf Capital Advisors IV, LLC, its general partner

	By:	/s/ Adam Blumenthal
	Name:	Adam Blumenthal
	Title:	Managing Member

Blue Wolf Capital Fund IV, L.P.
By: Blue Wolf Capital Advisors, L.P., its general partner
By: Blue Wolf Capital Advisors IV, LLC., its general partner

	By:	/s/ Adam Blumenthal
	Name:	Adam Blumenthal
	Title:	Managing Member

Blue Wolf Capital Advisors IV, L.P.

By: Blue Wolf Capital Advisors IV, LLC, its general partner

	By:	/s/ Adam Blumenthal
	Name:	Adam Blumenthal
	Title:	Managing Member

Blue Wolf Capital Advisors IV, LLC

By:	/s/ Adam Blumenthal
Name:	Adam Blumenthal
Title:	Managing Member

/s/ Adam Blumenthal
Adam Blumenthal

SCHEDULE I

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
Adam Blumenthal	One Liberty Plaza 52nd Floor New York, NY 10006	Managing Member	United States
Michael Ranson	One Liberty Plaza 52nd Floor New York, NY 10006	Member	United States
Charles P. Miller	One Liberty Plaza 52nd Floor New York, NY 10006	Member	United States

SCHEDULE II

Reporting Person	Trade Date	Shares Purchased (Sold)	Price(1)
BW Coated LLC	9/18/2019	173,500	$11.3684
BW Coated LLC	9/19/2019	37,500	11.5772
BW Coated LLC	9/20/2019	35,097	11.88

(1)         The reported price is a weighted average price.  These shares were traded in multiple transactions at prices ranging from $11.07 to $11.97.  The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote. The reported price excludes brokerage commissions.